Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 7, 2003 accompanying the consolidated statements of income, equity and cash flows included the Annual Report of Pomeroy IT Solutions, Inc. (formerly Pomeroy Computer Resources, Inc.) on Form 10-K for the year ended January 5, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Form S-8 (File No. 333-74871, effective March 23, 1999).

/s/ Grant Thornton LLP

Cincinnati, Ohio
March 18,2005